Exhibit 99.1

Page 1 of 5

COLFAX REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS

RICHMOND, VA., June 17, 2008 - Colfax Corporation (NYSE: CFX), a global leader in engineered fluid handling products and systems today announced financial results for the first quarter ended March 28, 2008. Colfax completed its initial public offering on May, 8, 2008. On a year-over-year basis, highlights for the quarter include:

•	Adjusted net income (as defined below) of $8.9 million, an increase of 48.3%; Net income of $6.8 million, a increase of 13.3%

•	Net sales of $130.7 million, an increase of 13.9%

•	Adjusted operating income (as defined below) of $18.3 million, an increase of 24.5%; Operating income of $14.9 million, an increase of 1.4%

•	Adjusted EBITDA (as defined below) of $22.0 million, an increase of 20.9%; EBITDA (as defined below) of $18.6 million, an increase of 2.2%

•	Record first quarter orders of $180.3 million, an increase of 37.8%

•	Record backlog of $353.6 million, an increase of 72.8%

Adjusted net income, adjusted operating income, EBITDA and adjusted EBITDA are not financial measures calculated in accordance with generally accepted accounting principles (“GAAP”). The “adjusted” measures exclude asbestos liability and defense cost (income) and asbestos coverage litigation expense and thus, provide a measure of the Company’s operating performance. See below for a description of the measures’ usefulness and a reconciliation of these measures to their most directly comparable GAAP financial measures.

“We are pleased with our first quarter results,” said John Young, President and CEO of Colfax Corporation. “Our strong earnings are reflective of the fast growing, global end-markets we participate in and our ability to design and manufacture products that handle the most demanding fluids in critical applications. Colfax’s leading brands of specialty fluid handling products and our dedicated employees deliver unsurpassed value to a global and diverse customer base.”

Young continued, “We saw strong order growth throughout the quarter. Over the prior year, commercial marine orders were up 76% on a currency adjusted basis and global navy orders were up 105%. We are especially pleased with the order activity in the global navy market. Our modest organic sales growth rate of 2.1% exceeded our expectations as we anticipated the timing of navy and other project business. With a backlog of orders at an all time high of $353.6 million at quarter end, we believe we are positioned well for strong performance the balance of the year.”

Non-GAAP Financial Measures

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted operating income, EBITDA and adjusted EBITDA. These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of capital structure, asset base, legacy asbestos issues (except in the case of EBITDA) and items outside the control of its operating management team. Because these measures facilitate comparisons of Colfax’s historical operating performance considering only revenue and profit generating activities, Colfax uses these measures in its internal management reporting, budgeting and forecasting processes, to compare its operating results across its business as well as to those of Colfax’s competitors and other companies in its industry, as an internal profitability measure, as a component in evaluating Colfax’s ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

Conference Call and Webcast

Colfax will host a conference call to provide details about its results and business strategy on Tuesday, June 17, 2008 at 8:00 a.m. EDT. The call will be open to the public through 719-325-4893 or 877-440-5786 and webcast via Colfax’s website at http://www.colfaxcorp.com under the “Investor Relations” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading.

Both the audio of this call and the slide presentation will be archived on the website later today and will available until the next quarterly call. In addition, a replay of this call will be available until approximately July 1st. The replay number in the U.S. is 888-203-1112 and internationally it is 719-457-0820, and the access code is 4889794.

About Colfax Corporation

Colfax Corporation is a global leader in critical fluid-handling solutions, including the manufacture of positive displacement industrial pumps and valves used in global oil & gas, power generation, marine, naval and a variety of other industrial applications.

Key product brands include Allweiler, Fairmount Automation, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren and Zenith. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax’s products, businesses and practices is available at www.colfaxcorp.com

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:

This press release contains forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in Colfax’s Registration Statement on Form S-1 under the caption “Risk Factors” and other reports filed with the U.S. Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date. Colfax disclaims any duty to update the information herein.

Contacts:

For Investors:

Scott Faison, Senior Vice President & CFO, Colfax Corporation

804-327-5668

Colfax Corporation

Condensed Consolidated Statement of Operations

(amounts in thousands)

(unaudited)

	Three Months Ended
	March 28, 2008	March 30, 2007
Net sales	$130,651	$114,815
Cost of sales	82,473	75,996

Gross profit	48,178	38,819
Selling, general and administrative expenses	28,507	23,104
Research and development expenses	1,381	1,021
Asbestos liability and defense costs (income)	278	(2,305)
Asbestos coverage litigation expenses	3,139	2,253

Operating income	14,873	14,746
Interest expense	4,497	4,758

Income before income taxes	10,376	9,988
Provision for income taxes	3,578	3,950

Net income	$6,798	$6,038

Colfax Corporation

Tables

(amounts in thousands)

(unaudited)

	Three Months Ended
	March 28, 2008	March 30, 2007
EBITDA:
Net income	$6,798	$6,038

Interest expense	4,497	4,758
Provision for income taxes	3,578	3,950
Depreciation and amortization	3,695	3,498

EBITDA	$18,568	$18,244

EBITDA margin	14.2%	15.9%

Adjusted EBITDA:
Net income	$6,798	$6,038

Interest expense	4,497	4,758
Provision for income taxes	3,578	3,950
Depreciation and amortization	3,695	3,498
Asbestos liability and defense costs (income)	278	(2,305)
Asbestos coverage litigation expenses	3,139	2,253

Adjusted EBITDA	$21,985	$18,192

Adjusted EBITDA margin	16.8%	15.8%

Adjusted Net Income:
Net income	$6,798	$6,038
Asbestos liability and defense costs (income)	278	(2,305)
Asbestos coverage litigation expenses	3,139	2,253
Tax effect of asbestos-related adjustments	(1,298)	20

Adjusted net income	8,917	6,006

Adjusted net income margin	6.8%	5.2%

Adjusted Operating Income:
Operating income	$14,873	$14,746
Asbestos liability and defense costs (income)	278	(2,305)
Asbestos coverage litigation expenses	3,139	2,253

Adjusted operating income	$18,290	$14,694

Adjusted operating income margin	14.0%	12.8%

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